EXHIBIT 31.3

CERTIFICATION

I, Neil M. Koehler, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Pacific Ethanol, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally omitted];

4. [Intentionally omitted]; and

5. [Intentionally omitted].

Date: March 15, 2016

/s/ NEIL M. KOEHLER
Neil M. Koehler
President and Chief Executive Officer (Principal Executive Officer)